Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

On September 21, 2005, ATP Oil & Gas Corporation (the “Company”) acquired all of BP Exploration & Production Inc.’s (“BP”) 55% working interest in four federal oil and gas leases covering Mississippi Canyon Blocks 173/217 and Desoto Canyon Blocks 133/177, offshore Gulf of Mexico, an oil and gas discovery area named “King’s Peak.” The Company will operate this field which includes two producing subsea wells, in addition to proved undeveloped, probable and possible reserves, and all of BP’s interest (19.25%) in the Canyon Express Pipeline System (“CEPS”). CEPS is a 56-mile pipeline system operated by TotalFinaElf that gathers production from King’s Peak and two other fields. Consideration paid in cash at closing, after closing adjustments, was $18.6 million.

The following unaudited pro forma financial information shows the pro forma effects of the consummation of the King’s Peak Properties acquisition (the “Transaction”). The accompanying audited statements of revenues and direct operating expenses for the King’s Peak Property were derived from the historical accounting records of BP. Although the statements do not include depreciation, depletion and amortization, asset retirement accretion, general administrative expenses, or income taxes, as described in Notes 3 and 4, these costs have been included on a pro forma basis. The pro forma statements of operations, however, are not indicative of the Company’s operations going forward, because these statements necessarily exclude various operating expenses attributable to the King’s Peak Properties. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2005 and the year ended December 31, 2004 were prepared as if the Transaction occurred on January 1, 2004.

The unaudited pro forma combined financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions we believe are reasonable but are subject to change. In our opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The following unaudited pro forma financial statements do not purport to represent what the Company’s financial position or results of operations would have been if the Transaction had occurred on January 1, 2004. These unaudited pro forma financial statements should be read in conjunction with the Company’s historical financial statements and related notes for the periods presented.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE

NINE MONTHS ENDED SEPTEMBER 30, 2005

(in thousands, except share and per share data)

	ATP Oil & Gas Corporation	King’s Peak Properties for the period January 1, 2005 through September 21, 2005	Pro Forma Adjustments	Pro Forma Combined
Oil and gas sales	$96,810	$26,996	$—	$123,806

Costs and expenses:
Lease operating	15,377	4,157	—	19,534
Exploration	5,574	—	—	5,574
General and administrative	13,247	—	—	13,247
Depreciation, depletion and amortization	47,993	—	1,828	49,821
Asset retirement accretion	1,801	—	869	2,670
Other	324	—	—	324

Total costs and operating expenses	84,316	4,157	2,697	91,170

Income from operations	12,494	22,839	(2,697)	32,636

Other income (expense):
Interest income	3,006	—	—	3,006
Interest expense	(24,644)	—	—	(24,644)
Other income (expense)	2	—	—	2

Total other expense	(21,636)	—	—	(21,636)

Income (loss) before income taxes	(9,142)	22,839	(2,697)	11,000
Income tax expense	—	—	—	—

Net income (loss)	(9,142)	22,839	(2,697)	11,000
Preferred dividends	(3,756)	—	—	(3,756)

Net income (loss) available to common shareholders	$(12,898)	$22,839	$(2,697)	$7,244

Basic income (loss) per common share	$(0.44)			$0.25
Diluted income (loss) per common share	$(0.44)			$0.24

Weighted average number of common shares:
Basic	29,005			29,005
Diluted	29,833			29,833

See accompanying notes to unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR

THE YEAR ENDED DECEMBER 31, 2004

(in thousands, except share and per share data)

	ATP Oil & Gas Corporation	King’s Peak Properties	Pro Forma Adjustments	Pro Forma Combined
Oil and gas sales	$116,123	$75,620	$—	$191,743

Costs and expenses:
Lease operating	19,531	4,953	—	24,484
Exploration	997	—	—	997
General and administrative	15,806	—	—	15,806
Credit facility expense	1,850	—	—	1,850
Depreciation, depletion and amortization	55,637	—	5,176	60,813
Asset retirement accretion	2,069	—	1,040	3,109
Gain on abandonment	(251)	—	—	(251)
Gain on disposal of properties	(6,011)	—	—	(6,011)
Other	400	—	—	400

Total costs and operating expenses	90,028	4,953	6,216	101,197

Income from operations	26,095	70,667	(6,216)	90,546

Other income (expense):
Interest income	627	—	—	627
Interest expense	(22,262)	—	—	(22,262)
Loss on extinguishment of debt	(3,326)	—	—	(3,326)
Other income (expense)	280	—	—	280

Total other expense	(24,681)	—	—	(24,681)

Income (loss) before income taxes	1,414	70,667	(6,216)	65,865
Income tax (expense) benefit	(58)	—	—	(58)

Net income (loss)	$1,356	$70,667	$(6,216)	$65,807

Basic income (loss) per common share	$0.05			$2.64
Diluted income (loss) per common share	$0.05			$2.60

Weighted average number of common shares:
Basic	24,944			24,944
Diluted	25,271			25,271

See accompanying notes to unaudited pro forma combined financial statements.

NOTES TO THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

On September 21, 2005, ATP Oil & Gas Corporation (the “Company”) acquired all of BP Exploration & Production Inc.’s (“BP”) 55% working interest in four federal oil and gas leases covering Mississippi Canyon Blocks 173/217 and Desoto Canyon Blocks 133/177, offshore Gulf of Mexico, an oil and gas discovery area named “King’s Peak.” The Company will operate this field which includes two producing subsea wells, in addition to proved undeveloped, probable and possible reserves, and all of BP’s interest (19.25%) in the Canyon Express Pipeline System (“CEPS”). CEPS is a 56-mile pipeline system operated by TotalFinaElf that gathers production from King’s Peak and two other fields. Consideration paid in cash at closing, after closing adjustments, was $18.6 million.

The unaudited pro forma financial statements give effect to the consummation of the King’s Peak Properties acquisition. The unaudited pro forma financial statements do not reflect the pro forma effect of any of the Company’s other recent acquisitions.

The unaudited pro forma combined statements of operations for the nine months ended September 30, 2005 and the year ended December 31, 2004 were prepared as if the Transaction occurred on January 1, 2004.

The accompanying audited statements of revenues and direct operating expenses for the King’s Peak Properties were derived from the historical accounting records of the sellers and prior operators. Although the statements do not include depreciation, depletion and amortization, exploration expense, general administrative expenses, income taxes or interest expense, as described in Notes 3 and 4, these costs have been included on a pro forma basis. The pro forma statements of operations, however, are not indicative of the Company’s operations going forward, because these statements necessarily exclude various operating expenses attributable to the King’s Peak Properties.

The Company believes that the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to this transaction.

These unaudited pro forma financial statements do not purport to represent what the Company’s financial position or results of operations would have been if the Transaction had occurred on September 30, 2005 or January 1, 2004, respectively. These unaudited pro forma financial statements should be read in conjunction with the Company’s historical financial statements and related notes for the periods presented.

Earnings per Share — Basic earnings per share is computed by dividing net income or loss available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share is determined on the assumption that outstanding stock options have been converted using the average price for the period. For purposes of computing earnings per share in a loss year, potential common shares have been excluded from the computation of weighted average common shares outstanding because their effect is antidilutive.

2. PRO FORMA ADJUSTMENTS TO THE STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND THE YEAR ENDED DECEMBER 31, 2004

The following adjustments have been made to the accompanying unaudited pro forma combined statements of operations for the nine months ended September 30, 2005 and the year ended December 31, 2004:

Depletion, Depreciation and Amortization — To record pro forma depletion expense giving effect to the acquisition of the King’s Peak Properties. The expense was calculated using the unit-of-production method, based on estimated proved reserves and production by field. The preliminary purchase price of approximately $19.3 million and estimated future asset retirement costs of $9.6 million related to the properties acquired were used in the calculation. To also record accretion of discount expense related to the estimated asset retirement obligations for wells and facilities acquired.

Income Taxes — No pro forma provision for income taxes has been provided. The Company has a net operating loss (“NOL”) carryforward for tax purposes that would have offset any tax liability generated by the properties. The NOL carryforward was fully reserved during the nine months ended September 30, 2005 and the year ended December 31, 2004 as the Company could not demonstrate that expected future income was sufficient to allow utilization of the NOLs.